                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Independent Auditors and Reports to Shareholders" and to the use of our report dated March 18, 1996 in the Registration Statement (Form N-1A) of Kemper Europe Fund filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 1 to the Registration Statement under the Securities Act of 1933 (File No. 333-00079) and in this Amendment No. 2 to the Registration Statement under the Investment Company Act of 1940 (File No. 811-07479).

                                                ERNST & YOUNG LLP
                                                -----------------
                                                ERNST & YOUNG LLP


Chicago, Illinois
October 2, 1996